                                                                    Exhibit 11.1
                                                                     Page 1 of 1


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)





                                                                              Three Months Ended June 30,
                                                            ---------------------------------------------------------------
                                                                     1996                               1995
                                                            ----------------------------      -----------------------------
                                                                              Fully                              Fully
                                                            Primary          Diluted           Primary          Diluted
                                                            -------          -------           -------          -------

     I.  Actual shares outstanding at April 1                 6,693,646        6,693,646         6,668,646        6,668,646

         Stock issued during the period:
            Options exercised                                                                          330              330

    II.  Weighted Equivalent Shares:
            Assumed exercise of options and warrants             36,123           36,181                             43,529
                                                           ------------     ------------        ----------       ----------
   III.  Weighted average shares and equivalent shares        6,729,769        6,729,827         6,668,976        6,712,505
                                                           ============     ============        ==========       ==========

    IV.  Net income (loss)                                 $      1,816     $      1,816        ($   1,873)      ($   1,873)
                                                           ============     ============         ==========      ==========

     V.  Net income (loss) per share                       $        .27     $        .27        ($     .28)      ($     .28)
                                                           ============     ============         ==========      ==========



                                                                    Exhibit 11.1
                                                                     Page 2 of 2


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



                                                                              Nine Months Ended June 30,
                                                           ---------------------------------------------------------------
                                                                     1996                               1995
                                                            ----------------------------      -----------------------------
                                                                              Fully                              Fully
                                                            Primary          Diluted           Primary          Diluted
                                                            -------          -------           -------          -------

  I.  Actual shares outstanding at October 1                6,693,646          6,693,646          7,627,646      7,627,646

      Stock issued during the period:
         Stock, net                                                                                (919,290)      (919,290)
         Options exercised                                                                            4,542          4,542

 II.  Weighted Equivalent Shares:
         Assumed exercise of options and warrants              24,233             35,526             58,944         47,313
         Assumed conversion of debenture                                                             25,650         25,650
                                                          -----------        -----------        -----------    -----------

III.  Weighted average shares and equivalent shares         6,717,879          6,729,172          6,797,492      6,785,861
                                                          ===========        ===========        ===========    ===========

 IV.  Net income                                          $    12,444        $    12,444        $    12,247    $    12,247
                                                          ===========        ===========        ===========    ===========

  V.  Net income per share                                $      1.85        $      1.85        $      1.80    $      1.80
                                                          ===========        ===========        ===========    ===========
